UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

(303) 626-8600

(Registrant’s telephone number, including
area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

In connection with the acquisition by TransMontaigne Partners L.P. (“TransMontaigne”) of a 42.5% ownership in Battleground Oil Specialty Terminal Company LLC (“BOSTCO”) from Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”) as described under Item 2.01 below, effective as of December 20, 2012 TransMontaigne’s wholly-owned subsidiary, TransMontaigne Operating Company L.P. ( “TOC”) entered into Amendment No. 3 (“Amendment No. 3”) to Second Amended and Restated Senior Secured Credit Facility, dated March 9, 2011 (as previously amended, the “Credit Facility”), among TOC, as Borrower, TransMontaigne and certain of its subsidiaries, as Guarantors, the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Administrative Agent.  Amendment No. 3 amended the Credit Facility to increase the maximum borrowing line of credit from $250 million to $350 million and to allow TransMontaigne to consummate its acquisition of a 42.5% ownership interest in BOSTCO.  As amended, the Credit Facility also provides TransMontaigne with the ability for future capital contributions in BOSTCO and to make other “permitted joint venture investments” subject to certain limitations.

The Credit Facility, which matures on March 9, 2016, was previously amended by a letter agreement, dated as of January 5, 2012 (“Amendment No. 1”), and by the Second Amendment to Second Amended and Restated Senior Secured Credit Facility, dated as of March 20, 2012 (“Amendment No. 2”).  After giving effect to Amendment No. 3, the Credit Facility provides for a maximum borrowing line of credit equal to the lesser of (i) $350 million and (ii) 4.75 times Consolidated EBITDA.  TransMontaigne had approximately $354.3 million of Consolidated EBITDA (as defined in the Credit Facility) at September 30, 2012).

In addition, Amendment No. 3, provides that TransMontaigne is expressly authorized to make up to $225 million of investments in BOSTCO (including the initial approximately $79 million investment on December 20, 2012) without regard to certain financial tests (including the “total leverage ratio,” the “senior secured leverage ratio,” the “interest coverage ratio” and the minimum liquidity requirements) that must otherwise be satisfied in order for TransMontaigne to make “permitted joint venture investments” in accordance with the amended Credit Facility (the “Specified BOSTCO Investment”).  In addition to the Specified BOSTCO Investment, under the terms of the amended Credit Facility, TransMontaigne may make an additional $75 million of other joint venture investments (including additional investments in BOSTCO).  Prior to Amendment No.3 the Credit Facility permitted TransMontaigne to make up to $125 million of joint venture investments in the aggregate, subject to satisfying the financial and other conditions set forth in the Credit Facility in each case.  After giving effect to Amendment No.3, the total amount of such investments that TransMontaigne may make was increased to $300 million, with an aggregate of $75 million being available for investments other than BOSTCO (or in addition to the Specified BOSTCO Investment).  As was the case prior to the effectiveness of Amendment No.3, in order to make such other permitted joint venture investments, TransMontaigne must satisfy various conditions set for the in the Credit Agreement, including the requirement that TransMontaigne must have at least $50 million in unused borrowing capacity before and after giving effect to each such joint venture investment.

In addition, in connection with the expansion of the maximum borrowings under the Credit Facility to $350 million, certain new lenders have become party to the Credit Facility and certain existing lenders have increased their “revolving credit commitments” under the Credit Facility.  TransMontaigne has pledged its interest in BOSTCO as collateral security for its obligations under the Credit Facility.

The foregoing description of the Amended Facility is qualified in its entirety by reference to Amendment No. 3 to the Credit Facility, filed as Exhibit 10.1 to this report, and to the Credit Facility, filed as an Exhibit to TransMontaigne’s Current Report on Form 8-K filed with the Commission on March 10, 2011, each incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2012, TransMontaigne acquired a 42.5% interest in BOSTCO for approximately $79 million.  The acquisition was made through TransMontaigne’s operating subsidiary, TOC, pursuant to a Purchase Agreement, dated December 20, 2012, (the “Purchase Agreement”), between TOC and Kinder Morgan Battleground Oil LLC (“Kinder Morgan Battleground Oil”).  TransMontaigne funded this acquisition utilizing additional borrowings TransMontaigne’s Credit Facility, as described in Item 1.01 above.  BOSTCO is developing a new black oil terminal facility on the Houston Ship Channel for handling residual fuel, feedstocks, distillates and other black oils.  The initial phase of the BOSTCO terminal project involves construction of 50 storage tanks with approximately 6.1 million barrels of storage capacity at an estimated cost of approximately $425 million.  The BOSTCO facility is scheduled to begin commercial operation in the fourth quarter of 2013.  Completion of the full 6.1 million barrels of storage capacity and related infrastructure is scheduled for early 2014.  TransMontaigne is entitled to appoint one member to the Board of Managers of BOSTCO (initially consisting of two members) and is entitled to certain rights of approval over significant changes in, or expansion of, BOSTCO’s business, while a subsidiary of Kinder Morgan will be responsible for managing BOSTCO’s day-to-day operations.

TransMontaigne initiated the BOSTCO project by acquiring approximately 190 acres of undeveloped land on the Houston Ship Channel in November 2010.  During 2010 and 2011, TransMontaigne undertook the design, permitting and initial development of the BOSTCO black oil storage terminal.  On October 18, 2011, as part of its original plan to involve one or more strategic partners, TransMontaigne sold 50% of its interest in the BOSTCO terminal project to Kinder Morgan for approximately $10.8 million.

As previously reported, in October 2011, Morgan Stanley, which indirectly controls TransMontaigne’s general partner, informed TransMontaigne that for the foreseeable future, it did not expect to approve any “significant” acquisition or investment that TransMontaigne may propose.  Morgan Stanley’s decision was the result of the uncertain regulatory environment relating to Morgan Stanley’s status as a financial holding company subject to the Bank Holding Company Act and consolidated supervision by the Board of Governors of the Federal Reserve System.  In particular, as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act (including the proposed Volcker Rule issued in October 2011), Morgan Stanley is subject to significantly revised and expanded regulation and supervision, to more intensive scrutiny of its businesses and any plans for expansion of those businesses, and to new activities limitations.  The Dodd-Frank Act and the mandates it includes for further regulatory actions are part of a trend to increase regulatory supervision of the financial industry.  In connection with that decision, Morgan Stanley determined that TransMontaigne could not continue to pursue the development of the BOSTCO terminal project at such time as the initial construction commenced.  As a result, in late 2011, TransMontaigne sold its remaining 50% interest in BOSTCO to Kinder Morgan for $18.0 million plus a transferrable option to buy 50% of Kinder Morgan’s interest in the project at any time prior to January 20, 2013.

Since TransMontaigne’s exit from the BOSTCO terminal project, Morgan Stanley informed TransMontaigne that it could proceed with the exercise of its option to repurchase an ownership interest in BOSTCO.  Morgan Stanley’s approval was based on the specific facts and circumstances of the BOSTCO project and the structure of TransMontaigne’s investment in BOSTCO, and is not indicative of whether Morgan Stanley will approve any other acquisition or investment that TransMontaigne may propose in the future.  As a condition to TransMontaigne’s investment in BOSTCO, absent changes in applicable regulations and limitations on the activities and investments of bank holding companies, Morgan Stanley informed TransMontaigne that it will be required to divest its investment in BOSTCO after an aggregate holding period of ten years.  Further discussion of Morgan Stanley’s current position with respect to approval of any “significant” acquisitions or investments that TransMontaigne may propose, and the potential impact of that position, is set forth in TransMontaigne’s Annual Report for the fiscal year ended December 31, 2011 on Form 10-K/A, Amendment No. 1, filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2012.

The detailed terms of TransMontaigne’s acquisition of an ownership interest in BOSTCO are set forth in the Purchase Agreement, which is being filed as Exhibit 2.1 to this Current Report, and is incorporated herein by reference. A copy of the press release regarding TransMontaigne’s re-entry into the BOSTCO terminal project is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Amendment No. 3 to TransMontaigne’s Credit Facility is being filed as Exhibit 10.1 to this Current Report in accordance with the requirements of Item 1.01 of Form 8-K and the rules and regulations of the SEC (“SEC Rules”), including Item 601 of the SEC’s Regulation S-K.  For convenience of reference, TransMontaigne is electing to file Amendment No. 1 and Amendment No. 2 to its Credit Facility (neither of which are required to be filed under SEC Rules) as Exhibits 99.2 and 99.3 to this Current Report so that readers can easily access the full text of the Credit Facility, as amended.  The full text of the Credit Facility, prior to any such amendments, was filed as Exhibit 10.1 to TransMontaigne’s Current Report on Form 8-K filed with the Commission on March 10, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement, dated December 20, 2012, by and among TransMontaigne Operating Company L.P., and Kinder Morgan Battleground Oil LLC.
10.1

Third Amendment to Second Amended and Restated Senior Secured Credit Facility, effective as of December 20, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent.

99.1	TransMontaigne Partners L.P. Press Release dated December 20, 2012.
99.2

Letter Agreement to Second Amended and Restated Senior Secured Credit Facility, dated January 5, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent.

99.3

Second Amendment to Second Amended and Restated Senior Secured Credit Facility, dated March 20, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.
	By:	TransMontaigne GP L.L.C., its general partner
Date: December 20, 2012

	By:	/s/ Frederick W. Boutin

Frederick W. Boutin Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement, dated December 20, 2012, by and among TransMontaigne Operating Company L.P., and Kinder Morgan Battleground Oil LLC.
10.1

Third Amendment to Second Amended and Restated Senior Secured Credit Facility, effective as of December 20, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent.

99.1	TransMontaigne Partners L.P. Press Release dated December 20, 2012.
99.2

Letter Agreement to Second Amended and Restated Senior Secured Credit Facility, dated January 5, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent.

99.3

Second Amendment to Second Amended and Restated Senior Secured Credit Facility, dated March 20, 2012 among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as Agent.